UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 19, 2014 (February 13, 2014)

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, the Compensation Committee (the “Committee”) of Active Power, Inc. (“Active Power” or the “Company”) approved the compensation for its executive officers for 2014.  The 2014 base salaries for Mark Ascolese (Chief Executive Officer), Jay Powers (Chief Financial Officer), Randall J. Adleman (Vice President Global Sales and Marketing) and Jason Rubin (Vice President Operations) were not changed.  In the case of Messrs. Ascolese, Powers and Adlemen, the Committee noted that such officers were recently hired, and,  in the case of  Mr. Rubin, the Committee agreed to consider a salary adjustment for him later in the year.  The Committee approved a bonus program for 2014 for all employees (including executive officers) to be based 60% upon achievement of a bookings goal and 40% upon achievement of an operating profit goal.  Each goal has a minimum threshold that must be met for the goal to be achieved and a maximum amount.  The participation level for each employee varies based on the role and responsibilities of the employee.  The target bonuses for the Company’s executive officers are 100% of base salary for Mr. Ascolese, 60% of base salary for Mr. Powers and 50% of base salary for Mr. Rubin. Mr. Adleman will not participate in this program and, pursuant to the terms of his offer letter, he is eligible to earn incentive compensation at a rate of 0.18% of all bookings up to a specified target and 0.25% of all bookings in excess of such target, up to a maximum amount of $500,000.

The Committee also considered payments to the Company’s executive officers under the management incentive program for 2013. Under such program, there was no payout under the revenue and operating profit objectives since the minimum targets were not met.  The Committee did approve payments based on its evaluation of the achievement of the individual objectives for Mr. Rubin, Mr. Olsen, Mr. Foley and Mr. Fife.

On February 14, 2014, the Company’s Board approved compensation for the members of the committee which is conducting an investigation into the facts and circumstances surrounding the Company’s agreements and transactions with Qiyuan, including the statements made regarding Qiyuan’s affiliation with Digital China. The compensation amounts are $20,000 for the committee chairperson (Patrick Kelly) and $8,000 for the other members of the committee (James deVenny and Robert Greenberg).

On February 14, 2014, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved the nomination of Mr. Ascolese as a Class II director at the Company’s annual meeting of stockholders to be held on May 29, 2014.  There are no other Board nominees for election at the annual meeting.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2014, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved an amendment to Section 4.1(b) of Article IV of the Second Amended and Restated Bylaws of the Company (the “Bylaw Amendment ”) to provide that the Company will no longer have a classified Board and that each director will be elected at the Company’s annual meeting of stockholders each year.  The Board approved a similar amendment to the Company’s Restated Certificate of Incorporation and approval of such amendment (the “Charter Amendment”) will be on the agenda for the Company’s annual meeting of stockholders to be held on May 29, 2014.   The Bylaw Amendment will become effective upon stockholder approval of the Charter Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: February 19, 2014	By:	/s/ James Powers
James Powers
Chief Financial Officer